                      As filed with the Securities and Exchange Commission on April 23, 2002

                                                                                       Registration No. 333-_______
                             --------------------------------------------------------------------------------------

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D. C. 20549
                                                    ----------

                                                     FORM S-8
                                           REGISTRATION STATEMENT UNDER
                                            THE SECURITIES ACT OF 1933
                                                    ----------

                                        NAVISTAR INTERNATIONAL CORPORATION
                              (Exact name of registrant as specified in its charter)

                                     Delaware                       36-3359573
                            (State or other jurisdiction         (I.R.S. Employer
                          of incorporation or organization)   Identification Number)

                                                4201 Winfield Road
                                            Warrenville, Illinois 60555
                                             Telephone: (630) 753-5000
                                     (Address of principal executive offices)
                                                    ----------

                         NAVISTAR 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED
                                               (Full title of plans)
                                                     ---------

                                                Robert A. Boardman
                                     Senior Vice President and General Counsel
                                        Navistar International Corporation
                                                4201 Winfield Road
                                            Warrenville, Illinois 60555
                                             Telephone: (630) 753-5000
                             (Name, address and telephone number of agent for service)

                                          Calculation of Registration Fee
============================= =================== ==================== ========================= ===================
Title of Securities           Amount to be        Proposed maximum     Proposed maximum          Amount of
to be registered              registered (1)      offering price per   aggregate offering price  registration fee
                                                  share (2)
----------------------------- ------------------- -------------------- ------------------------- -------------------

Common Stock, par value       250,000 shares (3)  $42.49               $10,622,500               $977.27
$0.10, and associated rights
----------------------------- ------------------- -------------------- ------------------------- -------------------

(1)     Pursuant to  Rule 416 of the Securities Act,  this Registration Statement also covers such additional shares of Common Stock as may  become issuable  pursuant to anti-dilution provisions of the plans described herein.

(2)     Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the  registration fee and is based on the average of the high and low prices of shares of Common Stock of the  Registrant as reported on the New York Stock Exchange on  April 19,
        2002, a date that is within five business days of which this Registration Statement is being filed.

(3)     Shares reserved for issuance under the Navistar 1998 Non-Employee Director Stock Option Plan, as amended.

                                                      PART I

                               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             Information  required by Part I to be contained in the Section  10(a)  prospectus is omitted from this
Registration  Statement in accordance  with Rule 428 under the Securities Act of 1933, as amended (the  "Securities
Act"), and the Note to Part I of Form S-8.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

             The following  documents  filed with the Securities and Exchange  Commission  (the  "Commission")  are
incorporated herein by reference:

             (a)   The  Registrant's  Annual  Report on Form 10-K for the year  ended  October  31,  2001  filed on
December 19, 2001.

             (b)   The Registrant's Proxy Statement, dated January 17, 2002 filed on January 16, 2002.

             (c)   The  Registrant's  Quarterly Report on Form 10-Q for the quarter ended January 31, 2002 filed on
March 11, 2002.

             (d)   The Registrant's Current Report on Form 8-K dated March 15, 2002 and filed on March 15, 2002.

             (e)   The  description  of the  Registrant's  Common  Stock  contained  in the  Registrant's  Form S-1
(Registration  No.  33-50327)  filed  pursuant to Section  12(b) of the Exchange Act,  including any  amendments or reports filed for the purpose of updating such description.

             (f)   All  reports  and other  documents  subsequently  filed by the  Registrant  pursuant  to Section
13(a),  13(c), and 14 and 15(d) of the Exchange Act, prior to filing of a post-effective  amendment which indicates that all  securities  offered hereby have been sold or which  deregisters  all  securities  then remaining  unsold, shall be deemed to be  incorporated  by  reference  herein and to be a part  hereof  from the date of the filing of such reports and documents.

             Any statement  contained in a document  incorporated or deemed to be incorporated by reference  herein shall be deemed to be modified or  superseded  for  purposes of this  Registration  Statement  to the extent that a statement  contained  herein or any other  subsequently  filed document which also is  incorporated or deemed to be incorporated  by  reference  herein  modifies or  supersedes  such  statement.  Any such  statement  so modified or superseded  shall not be deemed,  except as so modified or  superseded,  to constitute a part of this  Registration
Statement.

Item 4.  Description of Securities.

             Not applicable.

Item 5.  Interests of Named Experts and Counsel.

             Robert A. Boardman,  Senior Vice  President and General  Counsel of the  Registrant,  has delivered an opinion to the effect  that the shares of Common  Stock  covered  by this  Registration  Statement  will be legally issued,  fully paid and  non-assessable.  Mr. Boardman  beneficially owns 41,282 shares of the Registrant's  Common
Stock and has options to acquire an additional 126,128 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

             The  Registrant is  incorporated  under the laws of the State of Delaware.  Section 145 of the General
Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of such  corporation), by reason of the fact that such person is or was an officer,  director,  employee or agent of such corporation,  or is or was serving at the request  of such corporation as a director,  officer,  employee  or agent of another corporation  or enterprise.  The indemnity may include expenses (including  attorneys' fees),  judgments, fines and amounts paid in settlement  actually and reasonably  incurred by such person  in connection  with such action, suit or proceedings, provided  such  person  acted  in good  faith and in a manner  he reasonably  believed  to  be in or not opposed to

                                                          1

the corporation's  best interests and, with respect to any criminal action or proceedings,  had no reasonable cause to believe that his conduct was illegal.  A Delaware  corporation  may also  indemnify  any persons who are, or are threatened  to be made, a party to any  threatened,  pending or completed  action or suit by or in the right of the corporation  by  reason  of the  fact  that  such  person  was a  director,  officer,  employee  or  agent  of such corporation,  or is or was serving at the request of such corporation as a director,  officer, employee or agent of another  corporation or enterprise.  The indemnity may include  expenses  (including  attorneys' fees) actually and reasonably  incurred by such person in connection  with the defense or settlement of such action or suit,  provided such  person  acted  in  good  faith  and  in a  manner  he  reasonably  believed  to be in or not  opposed  to the corporation's  best interests except that no  indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the  corporation.  To the extent that an officer or director is  successful on the merits or otherwise in the defense of any action  referred to above,  the  corporation  must  indemnify  him against the expenses  which such officer or director has actually and reasonably  incurred in connection  with such defense.

             Under Article Ninth of the Registrant's  Restated  Certificate of Incorporation and Article XII of its
Amended  and  Restated  By-Laws,  the  Registrant  shall  indemnify  any  person  who was or is made a party  or is threatened  to be made party to or is  otherwise  involved  in any  action,  suit or  proceedings,  whether  civil, criminal,  administrative  or  investigative,  by reason of the fact that he or she is or was a director or officer of the Registrant  (including any predecessor  corporation of the Registrant),  or is or was serving at the request of the Registrant as a director,  officer,  employee or agent of another  corporation  or of a  partnership,  joint venture,  trust or other  enterprise,  including  service  with  respect to  employee  benefit  plans,  against all expenses,  liability and loss (including  attorneys' fees,  judgments,  fines,  ERISA excise taxes or penalties and amounts paid in settlement)  reasonably incurred or suffered by such person in connection  therewith to the fullest extent authorized by the General Corporation Law of the State of Delaware.  Such right of indemnification  shall be a contract right and shall not be exclusive of any other right which such  directors,  officers or  representatives may have or hereafter  acquire under any statute,  the  Registrant's  Restated  Certificate of  Incorporation,  the
Registrant's  Amended  and  Restated  By-Laws,  agreement,  vote of  stockholders  or  disinterested  directors  or otherwise.

             In addition,  Section 102 of the General Corporation Law of the State of Delaware allows a corporation to  eliminate  the  personal  liability  of a  director  of a  corporation  to  the  corporation  or to  any of its stockholders  for  monetary  damages for a breach of  fiduciary  duty as a  director,  except in the case where the director (i) breaches his duty of loyalty,  (ii) fails to act in good faith,  engages in intentional  misconduct or knowingly  violates a law, (iii)  authorized the payment of a dividend or approves a stock  repurchase in violation of the General  Corporation  Law of the State of Delaware or (iv)  obtains an improper  personal  benefit.  Article
Eighth of the Registrant's  Restated Certificate of Incorporation  includes a provision which eliminates directors'
personal liability to the full extent permitted under the General Corporation Law of the State of Delaware.

             The  Registrant  maintains a policy of directors and officers  liability  insurance  covering  certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

             Not applicable.

Item 8.  Exhibits.

             Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this
Registration Statement.

Item 9.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                  (1)      To file,  during any period in which  offers or sales are being made,  a  post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the  prospectus  any facts or events  arising after the effective date of the Registration  Statement (or the most recent post-effective  amendment thereof) which, individually  or in the aggregate,  represent a fundamental  change in the  information set forth in the  Registration  Statement.  Notwithstanding  the  foregoing,  any  increase  or decrease in volume of securities  offered (if the total dollar value of  securities  offered would not exceed that which was  registered)  and any deviation from the low or high end of the estimated  maximum offering range may be reflected in the form of prospectus  filed with the Commission  pursuant to
                  Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent no more than a 20%
                  change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration
                  Fee" table in the effective registration statement;

                                                          2

                           (iii)    To include any material  information  with respect to the plan of  distribution not  previously  disclosed  in  the  Registration  Statement  or  any  material  change  to  such information in the Registration Statement;

             provided,  however,  that the  undertakings set forth in paragraphs (i) and (ii) above do not apply if
             --------   -------
             the  Registration  Statement is on Form S-3, Form S-8 or Form F-3, and the information  required to be included in a post-effective  amendment by those paragraphs is contained in the periodic reports filed by the  Registrant  pursuant  to  Section 13 or 15(d) of the  Exchange  Act that are  incorporated  by reference in this Registration Statement.

                  (2)      That,  for the purpose of  determining  any  liability  under the  Securities  Act, each post-effective  amendment  shall  be  deemed  to be a  new  registration  statement  relating  to  the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To  remove  from  registration  by  means  of a  post-effective  amendment  any  of  the securities being registered which remain unsold at the termination of the offering.

         (b) The  undersigned  Registrant  hereby  undertakes  that, for the purposes of determining  any liability under the Securities Act, each filing of the  Registrant's  annual report pursuant to Section 13(a) or 15(d) of the
Exchange Act (and, where  applicable,  each filing of any employee benefit plan's annual report pursuant to Section
15(d) of the Exchange Act) that is  incorporated by reference in the  Registration  Statement shall be deemed to be a new  registration  statement  relating to the securities  offered herein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act may be permitted to directors,  officers and controlling persons of the Registrant pursuant to the foregoing provisions,  or otherwise, the  Registrant  has been advised that in the opinion of the  Commission  such  indemnification  is against  public policy  as  expressed  in the  Securities  Act and is,  therefore,  unenforceable.  In the  event  that a claim for indemnification  against such  liabilities  (other than the payment by the Registrant of expenses  incurred or paid by a director,  officer or controlling  person of the Registrant in the successful  defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being registered,  the Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether such  indemnification  by it is against  public policy as expressed in the Securities  Act and will be governed by the final  adjudication  of such issue.

                                                          3

                                                    SIGNATURES

The Registrant

        Pursuant  to the  requirements  of the  Securities  Act of  1933,  the  Registrant  certifies  that  it has reasonable  grounds to believe  that it meets all of the  requirements  for filing on Form S-8 and has duly  caused this Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Warrenville, State of Illinois, on April 19, 2002.

                                            NAVISTAR INTERNATIONAL CORPORATION

                                            By:     /s/ Robert C. Lannert
                                                    -----------------------------------
                                            Name:   Robert C. Lannert
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer
                                                    (Principal Financial Officer)

                                                          4

                                                                                                       EXHIBIT 24.1

                                                 POWER OF ATTORNEY

         Each person whose signature appears below does hereby make, constitute and appoint John R. Horne, Robert
C. Lannert, Robert A. Boardman, and  Mark T. Schwetschenau  and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to execute, deliver and file, for and on such person's behalf, and in such person's name and capacity or capacities as stated
below,  any  amendment,  exhibit  or  supplement  to  this  Registration  Statement,  making such  changes in the
Registration Statement as such attorney-in-fact deems appropriate.

         Pursuant to the requirements  of the  Securities  Act of 1933,  this Registration Statement and Power of
Attorney have been signed on April 19, 2002 by the following persons in the capacities indicated.

         Signature                                      Capacity
         ---------                                      --------

     /s/ John R. Horne
--------------------------------------------------      Chairman, President and
         John R. Horne                                  Chief Executive Officer and Director
                                                        (Principal Executive Officer)

     /s/ Robert C. Lannert
--------------------------------------------------      Executive Vice President and
         Robert C. Lannert                              Chief Financial Officer and Director
                                                        (Principal Financial Officer)

     /s/ Mark T. Schwetschenau
--------------------------------------------------      Vice President and Controller
         Mark T. Schwetschenau                          (Principal Accounting Officer)

     /s/ Y. Marc Belton
--------------------------------------------------      Director
         Y. Marc Belton

     /s/ John D. Correnti
--------------------------------------------------      Director
         John D. Correnti

     /s/ Jerry E. Dempsey
--------------------------------------------------      Director
         Jerry E. Dempsey

     /s/ Abbie J. Griffin
--------------------------------------------------      Director
         Dr. Abbie J. Griffin

     /s/ Michael N. Hammes
--------------------------------------------------      Director
         Michael N. Hammes

     /s/ Allen J. Krowe
--------------------------------------------------      Director
         Allen J. Krowe

     /s/ David McAllister
--------------------------------------------------      Director
         David McAllister

     /s/ Southwood J. Morcott
--------------------------------------------------      Director
         Southwood J. Morcott

     /s/ William F. Patient
--------------------------------------------------      Director
         William F. Patient

                                                          5

                                                 INDEX TO EXHIBITS

Exhibit Number                   Description                                    Sequentially Numbered Page

5.1                              Opinion of Robert A. Boardman with                          E-1
                                 respect to the legality of the                 Filed herewith electronically
                                 shares of the Common Stock being
                                 registered.

10.1                             Navistar 1998 Non-Employee Director                         E-4
                                 Stock Option Plan, as amended.                 Filed herewith electronically

23.1                             Consent of Deloitte & Touche LLP                            E-3
                                                                                Filed herewith electronically

23.2                             Consent of Robert A. Boardman                               E-1
                                 (included in opinion filed as
                                 Exhibit 5.1)

24.1                             Powers of Attorney (included on the                          5
                                 signature page of this Registration
                                 Statement)

                                                          6